As filed with the U.S. Securities and Exchange Commission on October 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

5582 Broadcast Court Sarasota, Florida, 34240

(978) 878-9505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Shum

Chief Executive Officer

INVO Fertility, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc A. Indeglia, Esq.

Jeffrey Dohoda, Esq.

Glaser Weil Fink Jordan Howard & Shapiro LLP

10250 Constellation Blvd, 19th Floor

Los Angeles, California 90067

Telephone: (310) 553-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offeror sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED __, 2025

INVO Fertility, Inc.

Up to 8,345,774 Shares of Common Stock

This prospectus relates to the offer and sale by Five Narrow Lane LP (“FNL” or the “Selling Stockholder”) of up to 8,345,774 shares (the “Shares”) of common stock of INVO Fertility, Inc. (“we,” “us,” “our,” or the “Company”), par value $0.0001 per share (the “Common Stock”), consisting of (i) up to 770,973 shares of Common Stock issuable upon exercise of a warrant (the “Inducement Warrant”) to purchase shares of our common stock issued by us to FNL pursuant to an inducement letter agreement, dated April 30, 2025, between us and FNL (the “Inducement Letter Agreement”), and (ii) up to 7,574,801 shares of Common Stock issuable upon conversion of our outstanding Series C-2 Non-Voting Convertible Preferred Stock (the “Series C-2 Preferred”).

FNL may sell or otherwise dispose of the Shares described in this prospectus in a number of different ways and at varying prices, which may be determined by the prevailing market price for the Common Stock or in negotiated transactions. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Shares by FNL. However, we may receive up to $344,000 upon FNL’s exercise of the Inducement Warrant. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by FNL will be borne by FNL.

This prospectus describes the manner in which the Shares may be sold or otherwise disposed of by FNL. You should carefully read this prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. See “Plan of Distribution” for additional information regarding the sale or other disposition by FNL of the Shares.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IVF”. The last reported sale price for our Common Stock as reported on Nasdaq on October 13, 2025 was $0.7283 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is , 2025.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “the Company,” “INVO Fertility,” “INVO,” “we,” “us,” and “our” refer to INVO Fertility, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). The Selling Stockholder may, from time to time, sell or otherwise dispose of the Shares as described in this prospectus. We will not receive any proceeds from the sale or other disposition of the Shares by Selling Stockholder.

Neither the Company, nor any of its officers, directors, agents, representatives, or the Selling Stockholder make any representation to you about the legality of an investment in the Company’s Common Stock. You should not interpret the contents of this prospectus to be legal, business, investment, or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in the Company’s securities.

ADDITIONAL INFORMATION

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The shares of Common Stock and warrants are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and are the Company’s property or the property of one of the Company’s subsidiaries. This prospectus also contains trademarks, service marks, trade names, and/or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which the Company has obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but the Company cannot assure you that this information is accurate or complete. The Company has not independently verified any of the data from third-party sources nor has it verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts, and market research, which the Company believes to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. The Company’s internal surveys are based on data it has collected over the past several years, which it believes to be reliable. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the Securities and Exchange Commission, or SEC, from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment, and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies, or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein, represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

PROSPECTUS SUMMARY

The SEC allows us to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement, and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the entire prospectus carefully, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, and related notes included elsewhere in this prospectus and the information incorporated into this prospectus by reference. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “INVO Fertility,” “INVO,” or “the Company” refer to INVO Fertility, Inc. and its subsidiaries.

The Company

We are a healthcare services and technology company focused on the fertility marketplace and dedicated to expanding access to assisted reproductive technology (“ART”) care for patients in need. Our principal commercial strategy is focused on building, acquiring, and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers and one IVF clinic in the United States. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics and intend to seek out additional, innovative fertility-focused technologies to license or acquire in order to utilize within our clinics.

In October 2024, we acquired a 100% interest in NAYA Therapeutics, Inc. (“NAYA Therapeutics” or “NTI”), a clinical-stage oncology and autoimmune technology company. In May 2025, we divested an 80.1% ownership interest in NTI, returning to an exclusive focus on the fertility marketplace, and changed our name and ticker symbol to “INVO Fertility, Inc.” and “IVF”, respectively.

Fertility Clinics

On August 10, 2023, we consummated the first acquisition of an existing IVF clinic, the Wisconsin Fertility Institute (“WFI”). As an established and profitable clinic, the consummation of the WFI acquisition more than tripled our annual revenue and became a major part of our clinic-based operations. The acquisition accelerated our transformation from a medical device company to a healthcare services company and immediately added scale and a significant source of positive cash flow to our operations. The acquisition of profitable IVF clinics complements our efforts to build new INVO Centers, and we expect to continue this strategy to accelerate overall growth.

On March 10 and June 28, 2021, we established joint ventures to open INVO Centers in Birmingham, Alabama, and Atlanta, Georgia, respectively. We established these clinics to increase use of the INVOcell, to accelerate the growth and awareness of the IVC procedure and to expand the availability of statistical data supporting its use. These clinics also enabled us to expand our revenue per fertility cycle from hundreds of dollars (from the sale of each INVOcell device) to thousands of dollars, and to significantly advance our path to profitability. We believe dedicated INVO Centers require less investment than traditional IVF clinics and are operationally efficient, making them ideal for underserved secondary markets. We plan on opening additional wholly owned INVO Centers in the coming years.

INVOcell Device

Our proprietary technology, INVOcell®, is an innovative medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development and provides patients with a connected, intimate, and affordable experience. As reflected in available data, we believe the IVC procedure can deliver comparable results at a lower cost than traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”).

Unlike IVF, where the oocytes and sperm develop into embryos in an expensive laboratory incubator, the INVOcell allows fertilization and early embryo development to take place in the woman’s body. The IVC procedure can provide many benefits, including the following:

●	May reduce lab procedures, helping clinics and doctors to increase patient capacity, lower costs and offer a more affordable advanced fertility treatment option;
●	Provide a more natural, stable incubation environment;
●	Offer a more personal, intimate experience in creating a baby; and
●	Reduce the risk of errors and wrong embryo transfers.

In both current utilization of the INVOcell, and in clinical studies, the IVC procedure has demonstrated equivalent pregnancy success and live birth rates as IVF.

While INVOcell remains part of our efforts, our commercial and corporate development strategy within the fertility market has expanded to focus more broadly on providing ART services through our emphasis on operating clinics. However, we will continue to provide INVOcell as well as seek out additional, innovative technologies, we can utilize to benefit patients and enhance our clinic operations.

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THE OFFERING

Common Stock Offered by the Selling Stockholder	Up to a maximum of 8,345,774 shares of Common Stock (the “Shares”)

Common Stock to be Outstanding after this Offering	13,969,786 shares of Common Stock

Use of Proceeds	We will not receive any proceeds from the sale or other disposition of the Shares by the Selling Stockholder. However, we may receive aggregate gross proceeds of up to $341,438 upon the Selling Stockholder’s exercise of the Inducement Warrant.

Trading Symbol	Our common stock is currently trading on the Nasdaq Capital Market under the symbol of “IVF.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in the Company’s common stock.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 5,624,012 shares of Common Stock outstanding as of October 13, 2025 and excludes as of that date:

●	678,334 shares of common stock issuable upon exercise of outstanding warrants and unit purchase options with a weighted average exercise price of $22.16 per share;

●	364,072 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $560.62 per share;

●	443,585 shares of common stock issuable upon conversion of outstanding convertible notes with a weighted average exercise price of $2.00 per share;

●	13,995,183 shares of common stock issuable upon conversion of outstanding Series C-2 Preferred;

●	40,535 shares of common stock reserved for future issuance under the 2019 Stock Incentive Plan;

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	no exercise of the outstanding options and/or warrants described above.

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RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks and uncertainties. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly, and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to this Offering

The Selling Stockholder may choose to sell the shares at prices below the current market price.

The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder has authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

It is not possible to predict the actual number of shares of Series C-2 Preferred we will sell under an Additional Investment Right to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Subject to that certain Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”), dated as of January 3, 2024, between FNL and NAYA Therapeutics Inc., to which the Company became a party pursuant to a joinder agreement (the “Joinder Agreement”) on October 11, 2024 and compliance with applicable law, for so long as shares of Series C-2 Preferred are outstanding, FNL shall have the right (the “Additional Investment Right”) to purchase up to $10 million of aggregate stated value of additional shares of Series C-2 Preferred (the “AIR Preferred Shares”), provided that any Additional Investment Right may only be exercised in a minimum amount of $200,000 of AIR Preferred Shares. The actual number of AIR Preferred Shares that are sold to FNL may depend based on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $10 million, which may impact our future liquidity. Moreover, upon issuance of AIR Preferred Shares, the conversion price in the AIR Preferred Shares and Series C-2 Preferred shall be deemed to be the lowest of (i) the conversion price as in effect on the date that the Holder exercises such Additional Investment Right, and (ii) the greater of (x) the Floor Price (as defined in the Certificate of Amendment to the Series C-2 Certificate of Designation, currently set at $0.612 per share) and (y) 85% of the arithmetic average of the three (3) lowest VWAPs during the ten (10) trading days prior to the date FNL exercises its Additional Investment Right. Because the conversion price per share of the Series C-2 Preferred is subject to reduction during the sales period, it is not currently possible to predict the number of Shares that will be sold.

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Investors who buy shares at different times will likely pay different prices.

Investors who purchase Shares in this offering at different times will likely pay different prices and so may experience different levels of dilution and different outcomes in their investment results. Pursuant to the terms of the Additional Investment Right, FNL will have discretion to vary the timing, prices, and numbers of AIR Shares it purchases. Similarly, FNL may sell Shares underlying the Series C-2 Preferred and the Inducement Warrant at different times and at different prices. Investors may experience a decline in the value of the Shares they purchase from FNL in this offering as a result of sales of Series C-2 Preferred made by us in future transactions to FNL with conversion prices lower than the prices they paid.

The issuance of Common Stock to FNL upon conversion of the Series C-2 Preferred or upon exercise of the Inducement Warrants may cause substantial dilution to our existing stockholders, and the sale of such shares acquired by FNL could cause the price of our Common Stock to decline.

We are registering for resale by FNL up to 8,345,774 shares of Common Stock that we may issue to FNL upon conversion of the Series C-2 Preferred or upon exercise of the Inducement Warrants. The number of shares of our Common Stock ultimately offered for resale by FNL under this prospectus is dependent upon the number of shares of Common Stock issued to FNL upon conversion of the Series C-2 Preferred or upon exercise of the Inducement Warrants. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of Shares to FNL may cause the trading price of our Common Stock to decline. Following receipt by FNL of Shares issued to FNL upon conversion of the Series C-2 Preferred or upon exercise of the Inducement Warrants, FNL may sell all, some or none of such Shares. The sale of a substantial number of shares of our Common Stock by FNL in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Our management will have broad discretion over the use of the net proceeds from our sale of AIR Preferred Shares to FNL, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion over the use of proceeds from the Shares sold under the Additional Investment Right. We intend to use the net proceeds primarily for acquisitions of additional fertility clinics and related businesses, capital expenditures, working capital, and general and administrative expenses. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business or cause the market price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the Selling Stockholder pursuant to this prospectus. However, we may receive aggregate gross proceeds of up to $344,000 upon the Selling Stockholder’s exercise of the Inducement Warrant. We intend to use the net proceeds primarily for acquisitions of additional fertility clinics and related businesses, capital expenditures, working capital, and general and administrative expenses.

We will pay all expenses associated with effecting the registration of the Shares, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the shares for sale under applicable state securities laws, listing fees, fees and expenses of counsel to the Selling Stockholder up to an aggregate of $54,386, and the Selling Stockholder’s other reasonable out-of-pocket expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the sale or other disposition of the Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

Common Stock

The following description of the Company’s common stock and provisions of its Articles of Incorporation and Bylaws are summaries and are qualified by reference to the Company’s Articles of Incorporation and Bylaws.

Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of which are designated as common stock, par value $0.0001 per share. Each stockholder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our board of directors from funds legally available for such purpose. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Series C-2 Preferred

The following description of the Series C-2 Preferred is a summary and is qualified by reference to Series C-2 Preferred Certificate of Designation.

The Series C-2 Preferred Certificate of Designation authorizes the issuance of 20,000 shares of Series C-2 Preferred. Each share of Series C-2 Preferred has a stated value of $1,000.00, which, along with any additional amounts accrued thereon pursuant to the terms of the Series C-2 Certificate of Designation (collectively, the “Conversion Amount”) is convertible into shares of Common Stock. Pursuant to the adjustment provisions in the Series C-2 Certificate of Designation as described below, the conversion price of the Series C-2 Preferred was adjusted to $0.6643 per share on October 6, 2025.

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The Series C-2 Preferred is convertible into shares of Common Stock, except that we may not effect such conversion if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of our outstanding common stock.

Pursuant to the Series C-2 Certificate of Designation, commencing on the ninety-first (91st) day after the first issuance of any Series C-2 Preferred, the holders of Series C-2 Preferred became entitled to receive dividends on the stated value at the rate of ten percent (10%) per annum, payable in cash or, if certain conditions are met (“Equity Conditions”) in shares of Series C-2 Preferred. Such dividends continued to accrue until paid.

The Series C-2 Preferred ranks senior to our common stock and to the Company’s Series C-1 Non-Voting Convertible Preferred Stock (the “Series C-1 Preferred”). Subject to the rights of the holders of any senior securities, in the event of any voluntary or involuntary liquidation, dissolution, or winding up, or sale of our company, each holder of Series C-2 Preferred shall be entitled to receive its pro rata portion of an aggregate payment equal to the greater of (a) 125% of the Conversion Amount with respect to such shares, and (b) the amount as would be paid on our common stock issuable upon conversion of the Series C-2 Preferred, determined on an as-converted basis, without regard to any beneficial ownership limitation.

Additional shares of our common stock are issuable pursuant to certain adjustment events as set forth in the Series C-2 Certificate of Designation, including (1) payments of dividends payable in Series C-2 Preferred, (2) upon occurrence of certain events as set forth in the C-2 Series Preferred Certificate Designation (the “Triggering Events”), (3) any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of our common shares, (4) undertaking a dilutive issuance, (5) a subdivision or combination of our common shares, and (6) the issuance of securities exercisable, exchangeable or convertible at a price which varies or may vary with the market price of our common shares.

Other than those rights provided by law, the Series C-2 Preferred has no voting rights. The Series C-2 Preferred is not redeemable.

For so long as shares of Series C-2 Preferred are outstanding, FNL shall have the an Additional Investment Right, exercisable at any time and from time to time, to purchase up to $10,000,000 of aggregate stated value of AIR Preferred Shares, provided that any Additional Investment Right may only be exercised in a minimum amount of $200,000 of AIR Preferred Shares. The AIR Preferred Shares shall have the same terms as the Series C-2 Preferred then outstanding, provided that, upon issuance of AIR Preferred Shares, the conversion price in the AIR Preferred Shares and Series C-2 Preferred shall be deemed to be the lowest of (i) the conversion price as in effect on the date that FNL exercises such Additional Investment Right, and (ii) the greater of (x) the Floor Price (as defined in the Certificate of Amendment to the Series C-2 Certificate of Designation) and (y) 85% of the arithmetic average of the three (3) lowest VWAPs during the ten (10) trading days prior to the date FNL exercises its Additional Investment Right. FNL may elect, under the Additional Investment Right, to purchase the AIR Preferred Shares for cash (an “AIR Purchase”) or to exchange the AIR Preferred Shares for all or a portion of the Second Amended and Restated Debenture, with the aggregate stated value of such AIR Preferred Shares received in such exchange equal to the principal amount of the Second Amended and Restated Debenture so exchanged, plus any accrued and unpaid interest thereon (an “AIR Exchange”). Effective as of September 29, 2025, the Second Amended and Restated Debenture has been paid in full and fully extinguished.

Inducement Warrant

The following description of the Inducement Warrant is a summary and is qualified by reference to the Inducement Warrant and Inducement Letter Agreement.

The Inducement Warrant was initially exercisable for 232,920 shares of Common Stock, exercisable at an initial exercise price of $4.83 per share. The Inducement Warrant became exercisable on June 25, 2025 and has a term of five years from June 25, 2025. Pursuant to the adjustment provisions in the Inducement Warrant, on July 28, 2025, the number of shares common stock underlying the Inducement Warrant was adjusted to 513,962 shares, and the exercise price of the Inducement Warrant was adjusted to$2.1888 per share, following the implementation of a 1-for-3 reverse stock split that occurred on July 21, 2025. Pursuant to the adjustment provisions in the Inducement Warrant, on October 5, 2025, the exercise price of the Inducement Warrant was further adjusted to $0.6643 per share following an exercise of FNL’s Additional Investment Right.

The exercise price of the Inducement Warrant may be adjusted, and additional shares of our common stock may become issuable, pursuant to certain adjustment events as set forth in Section of the Inducement Warrant, including (1) any time we subdivide or combine outstanding shares of our common stock, (2) any time we grant, issue, or sell any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of our common shares, (3) any time we declare or make any dividend or other distribution of our assets to holders of shares of common stock, by way of return of capital or otherwise, and (4) if we issue any shares of common stock, or securities convertible, exercisable or exchangeable for shares of common stock, at a price below the then applicable exercise price (subject to certain exceptions). In addition, if there is any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the lowest VWAP during the 5 consecutive trading days commencing on the Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective after close of trading on the primary trading market for our common stock, then commencing on the next trading day which period shall be the “Share Combination Adjustment Period”) is less than the exercise price then in effect (after giving effect to the adjustment described above), then at the close of trading on the primary trading market on the last day of the Share Combination Adjustment Period, the Exercise Price then in effect on such 5th trading day shall be reduced (but in no event increased) to the Event Market Price and the number of warrant shares issuable under the Inducement Warrant shall be increased such that the aggregate exercise price payable under the Inducement, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the date on which the Inducement Warrant was issued.

6

SELLING STOCKHOLDER

This prospectus relates to the resale by FNL from time to time of the Shares, consisting of (i) up to 770,973 shares of Common Stock issuable upon exercise of the Inducement Warrant, and (ii) up to 8,345,774 shares of Common Stock issuable upon conversion of our Series C-2 Preferred. We are registering the shares of Common Stock to permit FNL to offer the shares for resale from time to time. Except for (i) the transactions contemplated by the Amended and Restated Agreement and Plan of Merger by and among the Company, a wholly owned subsidiary (“Merger Sub”), and NAYA Therapeutics dated October 11, 2024 (the “Merger”), (ii) the January 2025 Offering, (iii) the Inducement Letter Agreement and the transactions contemplated thereby, (iv) the May 2025 FNL Amendment and Exchange Agreement and the transactions contemplated thereby, (v) the AIR Exercise and Reload Agreement and the transactions contemplated thereby, (vi) the August 2025 FNL Amendment and Exchange Agreement, (vii) FNL’s exercises of the Additional Investment Right, (viii) FNL’s conversions of the Second Amended and Restated Debenture, (ix) the September 2025 FNL Exchange Agreement, and (x) FNL’s conversions of the Series C-2 Preferred, FNL has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means FNL.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of shares of Common Stock, the Series C-2 Preferred, the Inducement Warrant, and any other warrants, as of October 13, 2025, assuming the conversion or exercise, as applicable, of the Series C-2 Preferred, the Inducement Warrant, and any other warrants held by the Selling Stockholder on that date, taking account of any limitations on conversion and exercise set forth therein. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder and does not take in account any limitations on (i) conversion of the Amendment and Restated Debenture set forth therein, (ii) conversion of the Series C-2 Preferred set forth therein, (iii) exercise of the Inducement Warrant set forth therein, or (iv) exercise of any other warrants set forth therein.

In accordance with the terms of a registration rights agreement and the Inducement Letter Agreement, as applicable, with the Selling Stockholder, this prospectus generally covers the resale of the sum of (i) 150% of the maximum number of shares of common stock issued or issuable pursuant to the Certificate of Designations of the Series C-2 Preferred (the “Series C-2 Certificate of Designations”), which sets forth rights, preferences, and privileges of the Series C-2 Preferred, assuming that the preferred shares are issuable at the floor price, and (ii) 150% of the shares of Common Stock issuable upon exercise of the Inducement Warrant. Because the conversion or exercise price, as applicable, of the Series C-2 Preferred, and the Inducement Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Series C-2 Certificate of Designations and the Inducement Warrant, the Selling Stockholder may not convert or exercise, as applicable, the Series C-2 Preferred or the Inducement Warrant to the extent (but only to the extent) the Selling Stockholder or any of its affiliates would beneficially own a number of shares of Common Stock which would exceed 9.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Stockholder may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment powers. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 5,624,012 shares of our Common Stock outstanding on October 13, 2025. The number of Shares that may actually be sold by the Selling Stockholder may be fewer than those being offered by this prospectus. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholder pursuant to this prospectus.

	Beneficial Ownership Prior to Offering			Number of Shares of Common Stock to be	Beneficial Ownership After Offering
Name of Selling Stockholder	Number		Percent	Offered	Number	Percent

Five Narrow Lane LP(1)	624,195	(2)	9.99%	8,345,774	0	0%

(1)	The business address of Five Narrow Lane LP is 510 Madison Ave, Suite 1401, New York, New York 10022. Joseph Hammer and Arie Rabinowitz are the natural control persons of Five Narrow Lane LP and as such have voting and disposition control over the Shares.

(2)	The aggregate number of shares set forth above represents the maximum amount of shares that Five Narrow Lane LP can beneficially control under a 9.99% ownership restriction set forth in the terms of the Inducement Warrants and the Series C-2 Preferred. The full conversion and/or exercise of Five Narrow Lane LP’s securities would exceed this restriction.

7

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series C-2 Preferred and the Inducement Warrant, to permit the resale of these shares of Common Stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; transactions involving cross or block trades;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

8

The Selling Stockholder may pledge or grant a security interest in some or all of the Series C-2 Preferred, the Inducement Warrant or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Stockholder and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $54,386 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

9

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Glaser Weil Fink Howard Jordan & Shapiro LLP.

EXPERTS

The consolidated financial statements of INVO Fertility, Inc. (formerly known as NAYA Biosciences, Inc.) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, as set forth in their audit report thereon (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), have been so incorporated in reliance on the report of said firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information will be available at the website of the SEC referred to above. We maintain a website at https://www.invofertility.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

10

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 30, 2025, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on May 19, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 20, 2025, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August, 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 16, 2025, March 7, 2025, March 24, 2025, March 31, 2025, April 14, 2025, April 18, 2025, April 30 2025, April 30, 2025 (as amended on May 2, 2025), May 21, 2025, May 30, 2025, June 6, 2025, June 25, 2025, July 1, 2025, July 10, 2025, July 21, 2025, July 23, 2025, August 1, 2025, August 15, 2025, August 22, 2025, September 5, 2025, September 12, 2025, September 26, 2025, September 29, 2025, October 3, 2025, and October 10, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus Supplement and the Base Prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement and the Base Prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

INVO Fertility, Inc.

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

legal@invobio.com

Copies of these filings are also available through the “Investor Relations” section of our website at https://www.invofertility.com/. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

11

INVO Fertility, Inc.

Up to _______

Shares of Common Stock

PROSPECTUS

The date of this prospectus is , 2025.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$886.09
FINRA Fees	$-
Transfer agent and registrar fees and expenses	$-
Legal fees and expenses	$50,000
Printing fees and expenses	$-
Accounting fees and expenses	$3,500
Miscellaneous fees and expenses	$-
Total	$54,386.09

Item 14. Indemnification of Officers and Directors.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

II-1

Our articles of incorporation provide for indemnification of our officers and directors to the fullest extent permissible under Nevada General Corporation Law, in accordance with the Company’s Bylaws. Our Bylaws provide for indemnification of our officers and directors to the fullest extent not prohibited by the Nevada; provided however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or; (iv) such indemnification is a result of the enforcement of a contractual right.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

In February 2023, we issued 11,667 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On March 27, 2023, we issued common stock purchase warrants to purchase 276,000 shares of our common stock at an exercise price of $ $12.60 per share to certain institutional investors in a concurrent private placement along with a registered direct offering. The warrants were issued pursuant to the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On March 27, 2023, we issued common stock purchase warrants to purchase 7,360 shares of our common stock at an exercise price of $ $17.93 per share to the placement agent for our registered direct offering and concurrent private placement as consideration for their services. The warrants were issued pursuant to the exemption from registration provided by Regulation D of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In May 2023, we issued 6,115 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In July 2023, we issued 16,250 shares of common stock in consideration of a settlement with a third party. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

On August 21, 2023, the Company issued 17,594 shares of Common Stock upon exercise of an existing warrant on a net-exercise basis. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act of 1933, as amended.

In September 2023, the Company issued 7,500 shares of Common Stock to consultants in consideration of services rendered with a fair value of $11,250. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In November 2023, the Company issued 7,500 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In February 2024, the Company issued 125,500 shares of Common Stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

II-2

On April 8, 2024, the Company consummated the offering of the FirstFire Note, the FirstFire First Warrant, the FirstFire Second Warrant, and the FirstFire Commitment Shares contemplated by the FirstFire Purchase Agreement. The Company offered and sold the FirstFire Note, the FirstFire First Warrant, the First Fire Second Warrant, and the FirstFire Commitment Shares pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In April 2024, the Company issued 11,655 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In May 2024, we issued 7,500 shares of our common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In August 2024, we issued 42,000 shares of our common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We did not receive any cash proceeds from this issuance.

In the second quarter of 2024, we issued 109,886 shares of our common stock upon conversion of $197,033 of convertible promissory notes and accrued interest. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

In October 2024, the Company issued 52,000 shares of common stock to consultants in consideration of services rendered. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from this issuance.

In October 2024, we issued 190,000 shares of our common stock upon conversion of $190,000 of convertible promissory notes and accrued interest. We did not receive any proceeds upon conversion. We relied on the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 30, 2025, we issued warrants to purchase up to an aggregate of 232,920 shares of common stock at an exercise price of $4.83 per share. Pursuant to the adjustment provisions in these warrants, on July 28, 2025, the number of shares common stock underlying these warrants was adjusted to 513,962 shares, and the exercise price of these warrants was adjusted to$2.1888 per share, following the implementation of a 1-for-3 reverse stock split that occurred on July 21, 2025. Pursuant to the adjustment provisions in these warrants, on October 5, 2025, the exercise price of these warrants was further adjusted to $0.6643 per share following an exercise of FNL’s Additional Investment Right. These warrants were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective as of May 23, 2025, we issued 2,054 shares of our Series C-2 Preferred in exchange for shares of our Series C-1 Convertible Preferred Stock. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective as of May 23, 2025, we issued an Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026 in exchange for a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 26, 2025, an institutional investor and existing holder exercised its right to acquire 500 shares of Series C-2 Preferred, with an aggregate stated value of $500,000, for $500,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $2.85. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

II-3

On June 30, 2025, we issued 1,800 shares of Series C-2 Preferred in exchange for $1,800,000 in principal amount, plus accrued and unpaid interest thereon, of an Amended and Restated Debenture. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 30, 2025, we issued 630 shares of Series C-2 Preferred in connection with our exchange of 1,800 shares of Series C-2 Preferred for $1,800,000 in principal amount, plus accrued and unpaid interest thereon, of an Amended and Restated Debenture. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

During the second quarter of 2025, we issued an aggregate of 87,719 shares of our common stock upon conversion of $250,000 in principal amount due under an amended and restated 7.0% debenture (the “Amended and Restated Debenture”). The shares were issued without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

On July 17, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $1.9953. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On July 28, 2025, an institutional investor and existing holder exercised its right to an additional acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $1.8909 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On August 4, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $1.5340 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On August 14, 2025, an institutional investor and existing holder exercised its right to acquire 250 shares of Series C-2 Preferred, with an aggregate stated value of $250,000, for $250,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $1.4765 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering

On August 21, 2025, we issued the Second Amended and Restated Debenture in exchange for Amended and Restated Debenture. In consideration of the foregoing exchange and amendments pursuant to the August 2025 Amendment and Exchange Agreement, the Company and FNL agreed to reduce the outstanding principal amount of the Second Amended and Restated Debenture by $1,300,000 in exchange for receipt of shares of AIR Preferred Shares with aggregated stated value of $1,300,000. In consideration thereof, we issued 325 shares of additional C-2 Preferred to the holder of the Second Amended and Restated Debenture. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On August 28, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $0.8892 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

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On September 8, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $0.7362 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On September 29, 2025, we issued shares of Series C-2 Preferred with an aggregated stated value of $1,334,000 in exchange a Second Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026. In consideration thereof, we issued issue 467 additional shares of Series C-2 Preferred Stock. As a result, the Second Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026 has been paid in full and fully extinguished. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended.

On September 30, 2025, an institutional investor and existing holder exercised its right to acquire 400 shares of Series C-2 Preferred, with an aggregate stated value of $400,000, for $400,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $0.7141 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

On October 6, 2025, an institutional investor and existing holder exercised its right to acquire 200 shares of Series C-2 Preferred, with an aggregate stated value of $200,000, for $200,000 in cash. As a result of the exercise, the conversion price on the Series C-2 Preferred adjusted to $0.6643 per share. The Series C-2 Preferred issued pursuant to this exercise were sold and issued, and the shares of common stock issuable thereunder will be sold and issued, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions not involving a public offering.

Since June 30, 2025, we have issued 685,000 shares of our common stock upon conversion of $739,960 in principal amount due under the Second Amended and Restated Debenture. The shares were issued without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

Since June 30, 2025, we have issued 4,085,986 shares of our common stock upon conversion of 6,698 shares of Series C-2 Preferred. The shares were issued without registration under the Securities Act, in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on October 14, 2025.

INVO FERTILITY, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Shum his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of October 14, 2025.

Signature	Title	Date

/s/ Steven Shum	Chief Executive Officer and Director	October 14, 2025
Steven Shum	(principal executive officer)

/s/ Andrea Goren	Chief Financial Officer	October 14, 2025
Andrea Goren	(principal financial officer)

*	Director	October 14, 2025
Trent Davis

*	Director	October 14, 2025
Matthew Szot

*	Director	October 14, 2025
Barbara Ryan

*	Director	October 14, 2025
Rebecca Messina

*By:	/s/ Steven Shum
Steven Shum, Attorney-in-Fact

Date:	October 14, 2025

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EXHIBIT INDEX

Exhibit No.	Exhibit
3.1****	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.
3.2****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2020.
3.3****	By-Laws of the registrant. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on November 13, 2007.
3.4****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2023.
3.5****	Certificate of Amendment. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2023.
3.6****	Certificate of Designation Establishing Series A Preferred Stock of the registrant. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023.
3.7****	Certificate of Designation Establishing Series B Preferred Stock of the registrant. Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023.
3.8****	Amendment No. 1 to Bylaws of the registrant. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023.
3.9****	Amendment to Articles of Incorporation of the registrant Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.10****	Certificate of Designation Establishing Series C-1 Convertible Preferred Stock of the registrant Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.11****	Certificate of Designation Establishing Series C-2 Convertible Preferred Stock of the registrant Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024.
3.12****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2025.
3.13****	Certificate of Amendment. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2025.
3.14****	Certificate of Change. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2025.
4.1****	Form of New Warrant. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2025 and incorporated herein by reference.
4.2****	Certificate of Amendment to the Certificate of Designation of the Series C-1 Non-Voting Convertible Preferred Stock of INVO Fertility, Inc. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025 and incorporated herein by reference.
4.3****	Certificate of Amendment to the Certificate of Designation of the Series C-2 Non-Voting Convertible Preferred Stock of INVO Fertility, Inc. Filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025 and incorporated herein by reference.
4.4****	Amended and Restated Senior Secured Convertible Debenture Due February 11, 2026. Filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025 and incorporated herein by reference.
4.5****	Certificate of Amendment to the Certificate of Designation of the Series C-2 Non-Voting Convertible Preferred Stock. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025 and incorporated herein by reference.
4.6****

Second Amended and Restaed Senior Secured Convertible Debenture Due February 11, 2026. Filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025 and incorporated herein by reference.

5.1*	Opinion of Glaser Weil Fink Howard Jordan & Shapiro LLP

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10.1****	Joinder Agreement by and among Five Narrow Lane LP and the registrant dated as of October 11, 2024, filed as exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2024 and incorporated herein by reference.
10.2****	Inducement Letter Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc dated April 30, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2025.
10.3****	Binding Term Sheet dated May 14, 2025 between the registrant and Dr. Elizabeth Pritts. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2025.
10.4****	Exchange Agreement by and among NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.5****	NAYA Therapeutics Inc. Secured Convertible Promissory Note Due November 28, 2026. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.6****	Security Agreement by and among NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.7****	Side Letter Agreement by and among NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.8****	Exchange Agreement by and among GreenBlock Capital and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.9****	Consent and Release Agreement among Decathlon Alpha V L.P., NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.10****	Consent and Release Agreement among Five Narrow Lane LP NAYA Therapeutics Inc. and INVO Fertility, Inc. dated as of May 28, 2025. Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.11****	Amendment and Exchange Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc. dated as of May 23, 2025. Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2025.
10.12****	Amendment to Securities Purchase Agreement by and Among INVO Fertility, Inc. and Five Narrow Lane LP, dated as of June 29, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025.
10.13****	AIR Exercise and Reload Agreement by and Among INVO Fertility, Inc. and Five Narrow Lane LP, dated as of June 29, 2025. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025.
10.14****	Amendment and Exchange Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc., dated as of August 21, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025.
10.15****	Side Letter Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc., dated as of August 21, 2025. Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2025.
10.16****	Restated Third Amendment to Revenue Loan and Security Agreement by and among Steve Shum, INVO Fertility, Inc., the Guarantors identified on the signature page thereto, and Decathlon Alpha V, L.P., dated as of September 22, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2025.
10.17****	Exchange Agreement by and among Five Narrow Lane LP and INVO Fertility, Inc., dated as of September 29, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2025.
10.18****	Settlement and Mutual Release Agreement by and among Dr. Elizabeth Pritts, Fertility Labs of Wisconsin, LLC, Wood Violet Fertility LLC, Wisconsin Fertility and Reproductive Surgery Associates, S.C., , INVO Centers, LLC, and INVO Fertility, Inc., dated as of September 30, 2025. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2025.
21.1****	Subsidiaries filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated herein by reference.
23.1*	Consent of M&K CPAs, PLLC
23.2*	Consent of Glaser Weil Fink Howard Jordan & Shapiro LLP (included as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

* Filed herewith

** Furnished herewith

***To be filed by amendment

****Previously filed

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